Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement Amendment No. 2 on Form S-1 of our report dated February 29, 2024, relating to the financial statements of FibroBiologics, Inc. as of and for the years ended December 31, 2023 and 2022, which is incorporated by reference in that Prospectus.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey
June 4, 2024